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                                    EX. 10.13

                      DEVELOPMENT & OEM LICENSING AGREEMENT

        This DEVELOPMENT & OEM LICENSING AGREEMENT is entered into and made effective as of the 31st day of October, 1997 by and between TTR TECHNOLOGIES LTD., a company formed under the laws of the State of Israel with an address at 2 Hanagar Street, Kfar Saba, Israel 44425 ("TTR") and DOUG CARSON & ASSOCIATES INC. , an Oklahoma corporation with its principal offices at 1515 East Pine St., Cushing Oklahoma 74023-9161 ("Licensee").

                               W I T N E S S E T H

        WHEREAS, TTR is in the business of designing, developing, marketing and distributing, inter-alia, optical media authenticity verification and software protection products designed to prevent the unauthorized reproduction of protected software applications and has developed proprietary technology which prevents the faithful reproduction of optical media;

        WHEREAS, Licensee is in the business inter alia of designing, developing, marketing and supplying signal processing mastering interface system configurations for use in the pressed optical media industry;

        WHEREAS, TTR desires to grant Licensee, on an OEM basis, certain exclusive, non-transferable rights to merge, link, bundle or otherwise integrate TTR's DiscGuard System (as defined below) into Licensee's products, including signal processing systems and to advertise, promote, market, distribute and service the Enhanced MIS (as defined below), and Licensee wishes to accept and exercise these rights, all on the terms contained herein.

NOW, THEREFORE, in consideration of the terms and conditions hereafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        As used herein, the following terms shall, unless the context otherwise requires, have the following meanings ascribed to them:

        1.1 "Enhanced MIS" shall mean the DiscGuard System integrated into a MIS (as defined below) where such Enhanced MIS operating in conjunction with DiscGuard Enabling Software and with a laser beam recorder is able to produce a glass master capable of producing DiscGuard Fingerprinted Discs

        1.2    "Development License" is defined in Section 2.1.









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        1.3    "Customer" shall mean an end-user of the Enhanced MIS or a
               DiscGuard enhanced Signal Processing System.

        1.4 "Confidential Information" means any (i) information or material disclosed by one party hereto to the other orally or in writing which the disclosing party designates in writing as confidential at the time of disclosure, (ii) information disclosed orally by one party hereto to the other that is designated orally as confidential at the time of disclosure and that is described and designated as confidential in a written notice from the disclosing party to the receiving party within thirty (30) days after such disclosure, (iii) secret information regarding the internals of the DiscGuard System, whether or not specifically designated as confidential, (iv) secret information regarding the internals of the Licensee's products, whether or not specifically designated as confidential and (v) information regarding Licensee's customers, business or plans, whether or not specifically designated as confidential. Notwithstanding the foregoing, "Confidential Information" shall not include information which: (i) becomes generally known other than through the receiving party's breach of this Agreement or violation of the disclosing party's rights under trade secrets or other law,
               (ii) the receiving party independently develops without reference to confidential information of the disclosing party or any third party, or (iii) the receiving party acquires from a third party, or develops based in part on information acquired from a third party, without incurring any obligations of confidentiality provided the third party acquired such information without there having been a breach of a valid confidentiality agreement.

        1.5 "DiscGuard System" is a TTR proprietary technology which prevents the faithful reproduction of all types of optical media (CD-ROM, CD-R, DVD-ROM, DVD-R etc.).

        1.6 "DiscGuard Detecting Software" is software [utilizing a distinct identification code] that enables an optical disc retrieval system to determine whether a disc is protected by the DiscGuard System.

        1.7 "DiscGuard Enabling Software" is software used in conjunction with an Enhanced MIS and which permits the Enhanced MIS to produce DiscGuard protected CD-ROMs and DVDs.

        1.7 "DiscGuard Workstation Software" is a graphical user interface and software used to encrypt publisher applications to protect them from running unless such applications are on an authentic original disc;

        1.8 "Fingerprinted Disc" is a CD-ROM or DVD disc with a non-reproducible DiscGuard digital fingerprint that can be detected during retrieval to verify that the media is an authentic original.

        1.9 "Distributor" shall mean a party that is authorized by Licensee to market or license or distribute any MIS.









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                                       3


        1.10 "Licensed Intellectual Property" means all Israel and foreign copyrights (including without limitation all renewals and extensions thereof), registrations and applications for registration of copyright, patents (including without limitation continuations, continuations-in-part, reissues and extensions thereof), applications for patent (including without limitation divisions thereof), trade secrets and other intellectual property rights, whether now existing or hereafter created, developed, arising or otherwise coming into being, that relate to or cover any of DiscGuard System or part thereof, including without limitation any intellectual property rights that could be violated, infringed or misappropriated by any copying, manufacture, use, performance, distribution or other exploitation of DiscGuard system or part thereof.

        1.11 "Mastering Interface System(s) ("MIS")" includes a software/hardware configuration which formats data and feeds the same to a laser beam recorder (the "LBR") that is used in the pressed optical media industry to produce a glass master (used to produce metal stampers which are, in turn used in replicating machines to mass-produce CD-ROMs and DVDs), where such MIS utilizes a Signal Processing System (as defined below) that is proprietary to the Licensee; and where such MIS is proprietary to the Licensee or for which Licensee has exclusive manufacturing rights and sells or leases such MIS to a Customer in the regular course of business.

        1.12 "Subsidiaries" shall mean companies in which a party owns more than 50% of the equity and has voting control.

        1.13 "Signal Processing System" shall mean any system configuration designed to provide a modulated signal for creating pre-recorded master discs used to produce CDs and DVDs.

                                   ARTICLE II

              GRANT OF LICENSE; UNDERTAKING TO INTEGRATE DISCGUARD;

        2.1 Grant of Development License. TTR hereby grants to Licensee an exclusive, non-transferable license under the Licensed Intellectual Property to merge, link, bundle or otherwise integrate the DiscGuard System into the MIS and Licensee's Signal Processing Systems in order to complete the Development defined in Section 3.2 (the "Development License").

        2.2 Grant of License. Upon and subject to the completion of the First Run, as specified in Section 3.4, TTR hereby grants to Licensee an exclusive, non-transferable, royalty-free world-wide license under the Licensed Intellectual Property to (hereinafter, the "License"):

               (i) merge, link, bundle or otherwise integrate the DiscGuard System into the MIS or Licensee's Signal Processing System to produce the Enhanced MIS or a DiscGuard enhanced Signal Processing System; and

               (ii) market, distribute, sell and/or license the Enhanced MIS or DiscGuard









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                                       4


                      enhanced Signal Processing System, directly and indirectly through Subsidiaries and Distributors (the "Sublicensees") to Customers.

               The license granted pursuant to this Section 2.2 (ii) shall be exclusive for the period from the date of its grant up to and including December 31, 1998; PROVIDED, THAT, in the event Licensee shall have sold or upgraded 100 units of MIS to which DiscGuard can be integrated to become an Enhanced MIS by such date, then the exclusivity granted hereunder shall thereafter be extended through December 31, 1999 (the "Exclusive License"). Within three (3) months preceding December 31, 1999, the Company and Licensee shall confer for the purpose of establishing mutually acceptable annual minimum unit sales or upgrading requirements for purposes of renewing or extending the Exclusive License. Subsequent extensions of the period of the Exclusive License, if any, shall be subject to the negotiation and approval by each of the parties of such additional terms and conditions, including minimum unit sales or upgrading requirements, as each may, in its sole discretion, deem necessary or desirable.

               So long as the Exclusive License shall remain in effect in accordance herewith, with respect to pre-recorded CD and DVD discs, TTR shall not authorize any party other than Licensee to provide Signal Processing Systems which utilize or work in conjunction with the DiscGuard System.

        2.3 TTR Direct Sales and Additional OEM Agreements; Restrictions. It is understood between the parties that the intent of this Agreement is that Licensee will use its best efforts to cause its Enhanced MIS or DiscGuard enhanced Signal Processing System products to function in harmony with TTR's DiscGuard System and that TTR will market and sell the DiscGuard System directly to Customers, software and electronic content providers, title publishers and others. Nothing contained herein grants, or shall be deemed or interpreted to grant, to Licensee a license or the right to distribute or exploit in any manner (i) the DiscGuard System (or any component thereof) as a stand-alone product (ii) the DiscGuard Detecting Software or (iii) the DiscGuard Workstation Software or (iv) the DiscGuard Enabling Software. Additionally, this Agreement shall not be construed to limit or restrict TTR (other than as set out in Section 2.2(ii) above with respect to MIS or DiscGuard enhanced Signal Processing Systems) in any way from (i) promoting, granting licenses to and installing the DiscGuard System and other TTR products at any location and at any end-user customer's facilities, whether directly, indirectly, or through a distributor, agent or subsidiary and (ii) granting resale, distribution and OEM licenses relating to the DiscGuard System to third-parties.

        2.4 Restricted Uses. Licensee is prohibited from changing, developing, enhancing or otherwise modifying the DiscGuard System (or any component thereof) in any way whatsoever. Licensee shall obtain written undertakings from its Sublicensees or to ensure that such persons are bound by a like covenant of restriction with respect to the use of the Product.









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                                       5


                                   ARTICLE III

                           DEVELOPMENT OF ENHANCED MIS

        3.1 General. This section sets forth the detailed agreement under which the DiscGuard System will be integrated into MIS for purposes of developing the Enhanced MIS. It is expected that the above integration will proceed with all due diligence and that the milestone dates set forth in Exhibit A will be met. Each of TTR and Licensee recognizes that the completion of this project within the time schedule set forth herein is fundamental to this Agreement and contemplates the continuing cooperation and good will of each party and the assignment to the project of competent personnel from each side. Except for any work product developed which relates to the DiscGuard System, the Licensed Intellectual Property and other related technologies that are proprietary to TTR, Licensee shall be the sole owner of all work product developed pursuant to this Agreement (whether or not embodied within any of Licensee's products) and TTR shall have no rights, title and interest therein.

        3.2 Development Tasks. Licensee and TTR shall perform their respective development tasks specified in Exhibit A in accordance with the development schedule specified therein and the design specifications specified in Exhibit B (the "Development").

        3.3 Acceptance Testing. Upon completion of the Development as herein provided, TTR shall have ten (10) days in which to review and conduct testing of the Development to determine, in its sole discretion, whether same is acceptable. In the event that following such tests TTR reasonably determines that the Development is not acceptable, TTR shall so notify Licensee in a writing, setting forth in reasonable detail its objections. Within thirty (30) days after delivery of such notice, Licensee and TTR shall use their best efforts to deliver an Acceptable version of such Development.

        3.4 First Run Sample CDs. Subject to the terms and conditions of a written agreement to be entered into by TTR and Nimbus CD International Inc., a Delaware corporation ("Nimbus") which is in the business of replicating optical media, upon acceptance by TTR of Development as provided in Section 3.3, Licensee shall use its best efforts to (i) install the Enhanced MIS into a mastering machine owned and operated by Nimbus at Nimbus's facility in Virginia, and (ii) support a sample test run with respect to the processing component of Licensee's Signal Processing System, according to the specifications described in a written agreement with Nimbus, of 1,000 sample Fingerprinted Discs (CD-ROMs) (the "First Run"). Any financial arrangements related to Nimbus procuring Licensee's signal processing equipment for use in the First Run shall be determined between Licensee and Nimbus.

        3.5 Termination of Development License. In the event that TTR does not accept the Development as provided in Section 3. then TTR may, at its option and upon written notice to Licensee, terminate forthwith the Development License.









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                                       6


                                   ARTICLE IV

          MANNER OF DISTRIBUTION TO LICENSEE; UNDERTAKINGS OF LICENSEE

        4.1 Copies to Licensee; Accompanying Documentation. (i) Promptly upon the execution of this Agreement, TTR shall provide Licensee with all of the methods, processes, procedures, knowhow, software and other materials to use the Licensed Intellectual Property as provided for herein to the extent necessary for the Development License.

               In the event that a License is entered into pursuant to Section
               2.2 hereunder, for the duration of the License, TTR shall provide to Licensee, within five (5) Business Days' of its availability for commercial distribution, DiscGuard System upgrades or improvements, if any.

        4.2 Undertakings of Licensee. Licensee hereby undertakes that for so long as this Agreement is in force and effect, it will use its best efforts, in order to complete the Development of the Enhanced MIS and to bundle and integrate the DiscGuard System with MIS, as provided for hereunder.

               In the event that the License is granted in accordance with the provisions of Section 2.2, the Licensee undertakes to perform each of the following:

               (i) Integration of the Product. For the duration of the Exclusive License, Licensee will integrate the DiscGuard System with all of its MIS, as provided for hereunder;

               (ii) Sale of Enhanced MIS. For the duration of the Exclusive License the Licensee shall use its best efforts to sell the Enhanced MIS to new Customers and to prior purchasers of MIS;

               (iii) Sublicensees. Every agreement entered into by Licensee with a Sublicensee shall be no less protective of TTR's rights than as provided for in this Agreement. In addition, Licensee agrees to provide to its Customers the documentation attached to this Agreement as Exhibit C informing them of the DiscGuard System. This information documentation may be changed from time to time as agreed to in writing by the parties hereto. Both parties shall act in good faith in the development of such documentation. It is understood that this documentation is to be of approximately one (1) sheet of printed material;

               (iv) Networking. TTR understands that Licensee, by the nature of its products and position in the industry, supports and enables a variety of formats, technologies and functionalities, some of which are









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                                       7


                      competitive to TTR. Given Licensee's unique position, it must maintain a proper balance of advocacy and objectivity with respect to the various formats, technologies and functionalities. Licensee is willing and able, however, to provide TTR with certain information which may be used by TTR in its efforts to promote, market and sell its DiscGuard System. On or before the first day of January, April, July and October of each year during the term of this Agreement, Licensee shall provide TTR with a written statement setting forth, in reasonable detail, in respect of the previous three month period, information relating to (A) the number and type of Enhanced MISs or DiscGuard enhanced Signal Processing Systems developed and sold or licensed and the (B) names and addresses of all Sublicensees and Customers. Licensee agrees that it will in good faith advocate no less than balanced treatment of TTR's technology vis a vis other competing technologies when the issue arises with respect to standard setting groups under circumstances wherein Licensee is involved in providing input to such groups related to such technology.

               (v) Competitive Products. TTR understands that Licensee supports and facilitates a wide variety of third party technologies, some of which may be competitive with the DiscGuard System. In the course of carrying out Licensee's business, Licensee will maintain objectivity with respect to the various technologies which may be competitive with the DiscGuard System and will not advocate any particular technology (or derivative product or component) at the expense of DiscGuard.

        4.3 Undertakings of TTR. TTR shall use its best efforts to introduce Licensee to software and electronic content developers and title publishers who are customers of TTR.

                                    ARTICLE V

                               PROPRIETARY RIGHTS

        5.1 Title to Products. Licensee acknowledges that all of the Licensed Intellectual Property is the sole property of TTR., and Licensee shall not obtain any interest of any kind in the DiscGuard System by or through this Agreement except as contemplated herein. Any modifications, enhancements or improvements relating to the DiscGuard System (whether or not resulting from the implementation of this Agreement) which are discovered, invented or first reduced to practice by the Licensee shall be the sole and exclusive property of TTR, subject to a license, on the terms set forth herein, in favor of Licensee. License acknowledges that this declaration is vital to TTR and without it TTR would not enter into this Agreement. TTR shall provide Licensee with form of TTR's patent notice which will be included with each Enhanced MIS.

               Likewise, TTR acknowledges that all of the Licensee's products are the sole property of Licensee (including but not limited to the components of such products which interact with, enable or in any way facilitate the functioning of









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                                       8


               the DiscGuard System in coordination them), and TTR shall not obtain any interest of any kind in the Licensee's products or any part of them by or through this Agreement. Any modifications, enhancements or improvements relating to the Licensee's products (whether or not resulting from the implementation of this Agreement) which are discovered, invented or first reduced to practice by the Licensee shall be the sole and exclusive property of the Licensee. TTR acknowledges that this declaration is vital to Licensee and without it Licensee would not enter into this Agreement.

        5.2 Trade Secrets. Licensee acknowledges that the DiscGuard System contains trade secrets which are the sole property of TTR and which are confidential and are not in the public domain, the unauthorized use or disclosure of which may cause irreparable harm to TTR.

               TTR acknowledges that the Licensee's products contain trade secrets which are the sole property of Licensee and which are confidential and are not in the public domain, the unauthorized use or disclosure of which may cause irreparable harm to Licensee.

        5.3 Trade Names, Trademarks and Service Marks. Licensee acknowledges that the trade names, trademarks and service marks used by TTR in relation to its DiscGuard System, are the exclusive property of TTR. Licensee agrees that it shall not hold itself out as having acquired any proprietary right to any trade name, trademark, or service mark of TTR by virtue of its use thereof or anything herein, except as specifically set forth in this Agreement, and any such right shall immediately cease upon the termination or cancellation of this Agreement.

               Licensee is expressly authorized to use such trade names, trademarks and service marks in promoting, marketing, selling, licensing and supporting its products with respect to their functionality in supporting the DiscGuard System.

               The authorization contained herein to use and authorize the use of any trademarks or tradenames shall cease by the ninetieth
               (90th) day after Licensee has received written notice from TTR to the effect that such tradenames or trademark has been superseded or replaced by a new tradename or trademark.

               TTR acknowledges that the trade names, trademarks and service marks used by Licensee in relation to its products are the exclusive property of Licensee. TTR agrees that it shall not hold itself out as having acquired any proprietary right to any trade name, trademark, or service mark of Licensee by virtue of its use thereof or anything herein, except as specifically set forth in this Agreement, and any such right shall immediately cease upon the termination or cancellation of this Agreement. TTR is expressly authorized to use such trade names, trademarks and service marks in promoting, marketing, selling, licensing and supporting its DiscGuard System with respect to such products' functionality in supporting the DiscGuard System.









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                                       9


               The authorization contained herein to use and authorize the use of any trademarks or tradenames shall cease by the ninetieth
               (90th) day after TTR has received written notice from Licensee to the effect that such tradenames or trademark has been superseded or replaced by a new tradename or trademark.

                                   ARTICLE VI

                          REPRESENTATIONS & WARRANTIES

        6.1 TTR's Representations and Warranties. TTR hereby represents and warrants to Licensee that:

               (i) TTR is a private company duly formed and validly existing under the laws of the State of Israel;

               (ii) TTR has the necessary corporate power and authority to enter into this Agreement and to perform hereunder, and TTR's execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate actions;

               (iii) Neither the execution or delivery of this Agreement nor the performance by TTR hereunder will violate any provision of TTR's charter documents or articles any agreement by which it is currently bound;

               (iv) TTR owns and has all of the rights to the intellectual property incorporated into the DiscGuard System which are necessary for TTR to grant the Licenses and perform all of its obligations under this Agreement.

        6.2 Licensee's Representations and Warranties. Licensee hereby represents and warrants to TTR that:

               (i) Licensee is a private company duly formed and validly existing under the laws of the State of Oklahoma;

               (ii) Licensee has the necessary corporate power and authority to enter into this Agreement and to perform hereunder, and Licensee's execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate actions; and,

               (iii) Neither the execution or delivery of this Agreement nor the performance by Licensee hereunder will violate any provision of Licensee's charter documents or articles or any agreement by which it is currently bound.

                                   ARTICLE VII

                     WARRANTIES, LIABILITY & INDEMNIFICATION









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                                       10


        7.1 Warranties. IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, SATISFACTION AND MERCHANTABILITY SHALL NOT APPLY TO DISCGUARD SYSTEMS, OR TO MIS, ENHANCED MIS OR ANY OTHER OF LICENSEE'S PRODUCTS.

        7.2 Limitation on Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE IN RESPECT OF OR ARISING OUT OF THE PERFORMANCE AND/OR BREACH OF ITS OBLIGATIONS HEREUNDER FOR ANY INDIRECT, INCIDENTAL OR SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA OR USE, INCURRED BY THE OTHER PARTY WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THAT PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

        7.3 Indemnity. TTR shall indemnify and hold Licensee and its Subsidiaries and their customers harmless from all loss, damage and/or expenses (including attorney's fees) arising out of any claims by third parties that the use of the DiscGuard System furnished to Licensee hereunder infringes any patent, trademark, copyright or other proprietary interest. Licensee shall promptly notify TTR in writing of such claim and permits TTR to control the defense or settlement thereof. TTR shall vigorously defend against any such claim. TTR may, at its sole option and expense
               (i) procure for the Licensee the right to continue using the infringing product (ii) modify the infringing product so that it is noninfringing (iii) procure a replacement product that has substantially the same functionality, or if none of the above options is reasonably available (iv) terminate this Agreement and all sublicenses granted hereunder. The foregoing obligation will not cover any claim of infringement solely resulting from the use of the Enhanced MIS or Licensee's DiscGuard enhanced Signal Processing Systems, if such infringement could have been avoided by use of the DiscGuard System alone.

               Licensee shall indemnify and hold TTR harmless from all loss, damage and/or expenses (including attorney's fees) arising out of any claims by third parties that the use of its products in combination with the DiscGuard System furnished to the Licensee hereunder infringes any patent, trademark, copyright or other proprietary interest. TTR shall promptly notify Licensee in writing of such claim and permit Licensee to control the defense or settlement thereof. Licensee may, at its sole option and expense (i) procure for the TTR the right to continue using the infringing product (ii) modify the infringing product so that it is noninfringing (iii) procure a replacement product that has substantially the same functionality, or if none of the above options is reasonably available (iv) terminate this Agreement. The foregoing obligation will not cover any claim of infringement solely resulting from the use of such product in combination with DiscGuard, if such infringement could have been avoided by use of the License's product alone.









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                                       11


        7.4 No Unauthorized Use or Disclosure. Each party shall: (i) hold in confidence, and not disclose or reveal to any person or entity, any Confidential Information of the other party without the clear and express prior written consent of a duly authorized representative of such other party, except that a party receiving Confidential Information from the other party may reveal such information solely to its employees or contractors or consultants who require such disclosure to allow such receiving party to perform its obligations or exercise its rights under this Agreement and who agree in writing to refrain from making any unauthorized use or disclosure thereof; and (ii) not use any Confidential Information of the other party for any purpose at any time, other than for the purpose(s) of performing its obligations or exercising its rights under this Agreement. Each party shall protect the Confidential Information of the other party using at least the same degree of care it uses to protect its own proprietary and confidential information and materials of like importance, but in no event less care than a reasonably prudent business person would take in a like or similar situation. Each party shall return any Confidential Information of the other upon written request, except to the extent that doing so would undermine or interfere with the exercise by the receiving party of its rights under this Agreement. These obligations of confidentiality shall relate back to the date of the original nondisclosure agreement between the parties and to the Memorandum of Understanding dated April 14, 1997, and shall cover all confidential information exchanged between the parties pursuant to those documents.

        7.5 Disclosure Of Confidential Information Pursuant To Subpoena. If a party to this Agreement is served with a subpoena which seeks to compel the production of Confidential Information of the other party to this Agreement, the party upon whom such subpoena is served shall immediately give written notice of such subpoena to the other party to this Agreement, unless such party is prohibited by law from providing such notice. The parties to this Agreement shall then cooperate with one another for the purpose of obtaining such relief as will protect the Confidential Information. Should a motion be timely filed and served and the party upon whom such subpoena is served is notified in writing thereof before the date upon which such production is requested, the party upon whom such subpoena is served shall not comply with such subpoena until after such time as the court rules on the subject motion. Should such order be obtained, the party upon whom such subpoena is served shall comply with the order. Should no such motion be filed before the scheduled production date, the party upon whom such subpoena is served may comply with such subpoena.

        7.6 Terms of Agreement. Each party shall treat the terms of this Agreement as confidential and shall not disclose such terms, except that disclosure of such terms shall be permitted (i) as provided in Section 7.5 with respect to Confidential Information,
               (ii) to accountants, attorneys and other professionals providing services to the disclosing party to the extent that such professionals are notified of the confidential nature of such terms.

        7.7 No Compete. ******* Confidential material omitted and separately filed with the SEC.









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                                       12


                                  ARTICLE VIII

                              DEFAULT & TERMINATION

        8.1 Effectiveness; Term of Agreement. This Agreement shall become effective upon signature by each of the parties hereto and, unless terminated as herein provided, shall continue in full force and effect for five (5) years thereafter, unless extended in accordance with the provisions of Section 2.2(ii); provided, that, this Agreement shall be automatically renewable for additional one (1) year periods upon expiry subject to the mutual written agreement of the parties

        8.2    Right to Terminate.

               (i) TTR shall be entitled to terminate the Development License and this Agreement in the event that TTR shall determine the Development is not acceptable in accordance with the provisions of Section 3.3 hereof,

               (ii) TTR shall be entitled to terminate the Development License and this Agreement in the event that the First Run is not completed to TTR's satisfaction by in accordance with the provisions of Section 3.4,

               (iii) Either party may terminate this Agreement upon the other's breach of a material term, covenant or undertaking in this Agreement if, within thirty (30) days following the delivery of a written notice to the defaulting party setting forth in reasonable detail the basis of such default and the remedial action required to be taken to rectify such default, the defaulting party has not rectified such default to the reasonable satisfaction of the non-defaulting party .

               (iv) Either Party hereto may, at its option terminate this Agreement should the other Party hereto:

                      (a) Admit in writing its inability to pay its debts generally as they become due

                      (b) Make a general assignment for the benefit of creditors.

                      (c) Institute proceedings to be adjudicated a voluntary bankrupt, or consent to the filing of a petition of bankruptcy against it.

                      (d) Be adjudicated by a court of competent jurisdiction as being bankrupt or insolvent.

                      (e) Seek reorganization under any bankruptcy act, or consent to the filing of a petition seeking such reorganization; or

                      (f) Have a decree entered against it by a court of competent









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                                       13


                             jurisdiction appointing a receiver, liquidator, trustee, or assignee in bankruptcy or in insolvency covering all or substantially all of such party's property or providing for the liquidation of such party's property or business affairs.

               Notwithstanding anything to the contrary contained herein, for a period not exceeding ninety (90) days following the effective termination (for whatever reason) of this Agreement, Licensee and Sublicensees shall be permitted to continue to distribute their existing inventory of the Enhanced MIS, subject to (and in accordance with) the terms and conditions contained in this Agreement.

               8.3 Effect of Termination or Expiration. Upon the termination of this Agreement for any reason whatsoever:

                      (a) the rights of Licensee and its Sublicensees to continue distributing the Enhanced MISs shall cease; provided, however, that all end-user Enhanced MIS licenses properly granted by Licensee or Sublicensees prior to such termination shall continue in full force and effect in accordance with their terms;

                      (b) Licensee shall, and shall cause its Sublicensees, promptly return to TTR, erase and/or destroy all materials, copies of documentation and all information and literature relating to DiscGuard System which shall have been provided by TTR to Licensee or reproduced by Licensee (or by such Sublicensees); provided, however, that Licensee may retain sufficient and reasonable material and a number of copies of the documentation to enable Licensee to continue to provide maintenance services to its installed base of Customers. Upon such return, erasure and/or destruction, Licensee shall confirm in writing to TTR that it has complied with its obligations under this paragraph.

                      (c) Each party shall promptly return to the Disclosing Party, and/or erase or destroy all copies of any Confidential Information in the possession of such party or its Subsidiaries, provided, however, that Licensee may retain sufficient and reasonable material and a number of copies of the documentation to enable Licensee to continue to provide maintenance services to its installed base of Customers.. Upon such return, erasure and/or destruction, such party shall confirm in writing to the Disclosing Party that it has complied with its obligations under this section.

        8.4 Survival. Articles V, VII, VIII, and IX of this Agreement shall survive the termination and/or expiration of this Agreement for any reason whatsoever.

                                     ARTICLE

                                  MISCELLANEOUS

        9.1 Relationship. The relationship between TTR and Licensee is that of









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
                                       14


               independent contractors and parties to a license for the Products in accordance with this Agreement. Neither party is in any way the agent or attorney in fact of the other, nor shall either party or any of its respective agents or employees have any power or authority to assume any obligation of any kind, implied or expressed, on behalf of the other or to bind the other to any contract, commitment or agreement whatsoever, or to make any representation on the other's behalf. This Agreement shall not be construed as constituting either party as the partner or joint venture of the other, nor to create any form of legal association which would impose liability upon one party for the acts or failures to act of the other.

        9.2 Force Majeure. Neither party shall be liable for reasonable delays in the performance of its obligations under this Agreement which result from causes beyond its reasonable control, including without limitation acts of God, strikes, war, riot, civil disorder, embargo, acts of civil and military authorities, fire, earthquake, flood or inability to obtain labor or materials.

        9.3 Assignability; Binding Effect. Licensee may not assign this Agreement without the prior written consent of TTR, which consent shall not be unreasonably withheld or delayed, except that, upon notice to the other party but without any requirement to obtain consent, (i) Licensee may assign this Agreement in connection with the sale or other transfer of substantially all of its operating assets relating to all of its MIS, other than a sale to a direct competitor (or affiliate of a direct competitor) of TTR.

               Subject to the provisions of this Section, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        9.4 Entire Agreement. This Agreement, including all recitals in the preamble hereto and Exhibits attached hereto, sets forth the entire agreement and understanding between the parties, contains all the understandings, inducements, promises and representations between the parties relating to the matters referred to herein, and merges and supersedes all prior agreements, commitments, arrangements, representations, writings and discussions between them, whether written or oral, provided, however, that the confidentiality provisions of any prior nondisclosure agreement between the parties shall remain in full force and effect according to their terms.

               This Agreement may not be modified or amended except by a written supplement, duly executed by each of the parties.

        9.5 Notices. Any notice, demand or communication which under the terms of this Agreement or otherwise must or may be given or made by TTR or Licensee shall be in writing and shall be given or made by facsimile with confirmation of receipt, certified or registered air mail, return receipt requested, or any delivery services, requiring signature of receipt, addressed to the respective parties as follows:









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
                                       15


                             Licensee

                             TTR

                             TTR TECHNOLOGIES LTD.
                             2 HANAGAR ST.
                             KFAR SAVA, 42225
                             ISRAEL

                             FAX: +972 9 766-2394

               Such notice, demand or other communications shall be deemed to have been given on the date confirmed as the actual date of delivery by the delivery service if sent by such service, and in the case of certified or registered air mail - fifteen (15) days following the date on which it was deposited postage prepaid in the U.S. or Israeli mail (or the date shown on the actual mail receipt if it is earlier).

               The above addresses may be changed at any time by giving prior written notice as provided above.

        9.6 Severability. Each provision of this Agreement or part thereof shall be severable. If, for any reason, any such provision or part thereof is finally determined, by a court of agency having valid jurisdiction, to be invalid and contrary to, or in conflict with, any existing or future law or regulation, such determination shall not impair the operation of or affect the remaining provisions of this Agreement, and such remaining provisions will continue to be given full force and effect and shall continue to bind the parties.

        9.7 Enforcement. The respective rights and remedies of each party are cumulative, and no exercise or enforcement by either party of any right or remedy hereunder shall preclude the exercise or enforcement by such party of any other right or remedy hereunder, or which such party is entitled by law to enforce. Each party may waive any obligation of or restriction upon the other party under this Agreement only in writing. No failure, refusal, neglect, delay, waiver, forbearance or omission of either party to exercise any right under this Agreement or to insist upon full compliance by the other with its obligations hereunder shall constitute a waiver or any provision of this Agreement.

        9.8 Construction. The headings appearing at the beginning of each section of this Agreement are for convenience only and shall not in any way affect the meaning or interpretation of this Agreement. The recitals shall be deemed to be part of









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
                                       16


               this Agreement. From time to time this Agreement and any of the Exhibits hereto may be modified by the parties in accordance with
               Section 9.4 of this Agreement. As so modified, such exhibits shall be considered part of this Agreement.

        9.9 Dispute Resolution; Governing Law. This Agreement shall be construed and enforced in accordance with the substantive laws of
               (i) the State of Oklahoma applicable to contracts wholly executed and performed therein in any action instituted by TTR and
               (ii) the State of New York, in any action instituted by the Licensee. The Parties agree and consent to the jurisdiction of the courts in the location of the defendant in any action (which in the case of TTR shall be New York, NY and in the case of Licensee shall be Cushing, Oklahoma).

        9.10 Press Releases. The parties shall issue a media release to the public (in a form that has been approved in writing by both parties) to announce the business relationship being created by this Agreement.

        IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the date first written above.

                                            TTR TECHNOLOGIES LTD.

                                            By: ________________

                                            Title:


                                            DOUG CARSON AND ASSOCIATES INC.

                                            By: __________________

                                            Title:









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
                                       17


                                   Exhibit "A"

               3.2: Development Tasks and Development Schedule; Milestone Dates

***** material omitted for reasons of confidentiality and filed separately with the Securities and Exchange Commission

                                   Exhibit "B"

                           3.2: Design Specifications

******* Confidential material omitted and filed separately with the Securities and Exchange Commission








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
                                       19


                             Exhibit "C"

               4.2 (iii): Sample Documentation to be provided with Enhanced MIS

******* Confidential material omitted and filed separately with the Securities and Exchange Commission.




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